EXHIBIT 32

Section 1350 Certifications

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, as the Chief Executive Officer and Chief Accounting Officer of TransCommunity Financial Corporation., respectively, certify that the Annual Report on Form 10-K for the year ended December 31, 2007, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of TransCommunity Financial Corporation.

Date: March 31, 2008
/s/ Bruce B. Nolte
President and Chief Executive Officer

Date: March 31, 2008
/s/ Patrick J. Tewell
Senior Vice President and Chief Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to TransCommunity Financial Corporation. and will be retained by TransCommunity Financial Corporation. and furnished to the Securities and Exchange Commission or its staff upon request.